STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

DEAN LAW CORP

Job:C20130802-2571
August 5, 2013

Special Handling Instructions:
EXP/AMD EMAILED 08/05/13 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20130513698-88	8/2/2013 3:55:16 PM	1	$575.00	$575.00
24 Hour Expedite	20130513698-88	8/2/2013 3:55:16 PM	1	$125.00	$125.00
Total					$700.00

Payments

Type	Description	Amount
Credit	085167|13080588004460	$700.00
Total		$700.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

DEAN LAW CORP

090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20130513698-88
Filing Date and Time
08/02/2013 3:55 PM
Entity Number
E0081982012-1

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

FANGMAX ARTIFACTS CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Authorized Stock:

Number of shares with par value: 1,500,000,000 common shares, par value $0.001 per share.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.